Exhibit 10.23

AMENDMENT NUMBER ONE
TO THE
LENNOX INTERNATIONAL INC.
SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated as of January 1, 2009)

WHEREAS, Lennox International Inc., a Delaware corporation (the “Company”) maintains the Lennox International Inc. Supplemental Retirement Plan (the “Plan”), which Plan was last amended and restated effective as of January 1, 2009;

WHEREAS, the Company reserves the right pursuant to Section 8.2 of the Plan to amend the Plan with the approval of the Company’s Board of Directors or its Compensation and Human Resources Committee; and

WHEREAS, the Compensation and Human Resources Committee of the Company’s Board of Directors has approved the amendment of the Plan to close it to new participants effective January 1, 2019.

NOW, THEREFORE, the Company hereby amends the Plan, effective January 1, 2019, unless otherwise provided, as follows:

1. Section 2.1 (Participation) is amended by restatement in its entirety to read as follows:

2.1    Participation. Effective January 1, 2019, this Plan is closed to new Participants. Notwithstanding any contrary Plan provision, no employee who is hired or promoted into an Executive position on or after January 1, 2019 may participate in this Plan, and no such employee who has a vested accrued benefit under this Plan from a prior period of employment and becomes reemployed on or after January 1, 2019 will accrue any new benefits under the Plan. Prior to January 1, 2019, an Executive became a Participant in this Plan on the later of January 1, 1991 or the date he or she became an Executive, and shall continue to accrue benefits in accordance with the terms of the Plan.

2. A new Section 5.4 is added as follows:

5.4    Non-Duplication of Benefits. Notwithstanding any contrary Plan provision, no Participant shall accrue a benefit under this Plan with respect to periods during which the Participant is eligible to participate in the Lennox International, Inc. Supplemental Restoration Retirement Plan.

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IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be executed this 28th day of December, 2018.

LENNOX INTERNATIONAL INC.

By:/s/ Daniel M. Sessa
Title:     Executive Vice President and
Chief Human Resources Officer